Exhibit 10.2

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (the “Agreement”) is entered into as of March 28, 2022 (the “Effective Date”), by and among TriNet USA, Inc., a Delaware corporation (together with its affiliates, successors and assigns, the “Company”), and Olivier H. Kohler (the “Executive”).

RECITALS

WHEREAS, the Executive is currently serving as an employee of the Company and the Executive Vice President and Chief Operating Officer of TriNet Group, Inc. pursuant to the Second Amended and Restated Employment Agreement entered into by the Company and the Executive as of July 25, 2020 (the “Employment Agreement”);

WHEREAS, the Executive and the Company have mutually agreed to provide for an orderly transition of the Executive’s duties and responsibilities, and the Executive desires to assist the Company in realizing such an orderly transition;

WHEREAS, the Executive and the Company mutually desire that the Executive continues in his current role, with the Executive’s current roles and responsibilities, except as otherwise provided herein, until the Separation Date defined below;

WHEREAS, in furtherance of the foregoing, the Executive and the Company have negotiated and reached an agreement with respect to all rights, duties and obligations arising between them, including, but in no way limited to, any rights, duties and obligations that have arisen or might arise out of or are in any way related to the Executive’s continued employment with the Company and the conclusion of that employment.

NOW THEREFORE, in consideration of the covenants and mutual promises recited below, the parties agree as follows:

1.         Separation from Employment. Executive shall continue to serve as Executive Vice President and Chief Operating Officer in all respects until June 30, 2022 (the “Separation Date”), which will be the Executive’s last day of employment with the Company. Notwithstanding the foregoing, upon direction of the Company (A) the Executive shall resign from the position of Executive Vice President and Chief Operating Officer which may occur prior to the Separation Date, and (B) the Executive shall assist in the transition of the Executive’s duties; provided in each case that, the Executive hereby waives any claims under the Severance Plan (as defined below) or otherwise that are based on good reason. In the event that the Executive does resign prior to June 30, 2022, upon direction of the Company as contemplated in this Section 1, the date of such resignation date shall become the Separation Date for the purposes of this Agreement.

2.         Compensation. As compensation for the Executive’s continuing employment and service hereunder, in recognition of the Executive’s contributions to the Company, and as consideration for the Release (as defined below), and the respective terms and conditions thereof, and the other promises of the Executive contained in this Agreement, which shall be deemed to include the Executive’s agreement to (A) remain in the employ of the Company as described above through the Separation Date, (B) timely and accurately respond to other matters involving the Company about which the Executive has or may have personal knowledge (other than the Executive’s separation or any other claim the Executive may bring against the Company that is not released under the Release), (C) comply with the Company’s Business Ethics and Code of Conduct Policy and other policies relating to conduct, as in effect from time to time and applicable to its senior management colleagues, and (D) subject to Section 7(a) below, comply with all covenants to which the Executive has agreed as part of his employment with the Company, including, but not limited to, the Restrictive Covenants in the Executive’s TriNet equity awards granted under the Company’s equity compensation plans on 3/18/19, 2/28/2020, 7/27/20, 3/15/21 a nd at any time through the Separation Date and the Proprietary Information and Invention Agreement with the Executive as set forth in Annex A to the Employment Agreement (the “Proprietary Information Agreement”) (the covenants described in the immediately preceding clauses (A) through (D) are collectively referred to herein as the “Covenants”); provided, that the Executive timely signs and returns this Agreement, complies with Sections 8, 10, and 14 below, among others, and does not revoke the Release, the Company will provide the Executive with the following compensation and benefits:

(a)   Base Salary and Benefit Plan Participation. Until the Separation Date, the Executive will (i) receive his base salary as in effect on the Effective Date and (ii) participate in the Company’s retirement and welfare benefit plans, perquisite programs, expense reimbursement and paid time off or vacation policies, as such plans, programs and policies may be in effect from time to time (collectively, the “Plans”). For any expense reimbursement requests the Executive does not submit via the TriNet Expense site before the Separation Date, within 10 calendar days of the Separation Date, the Executive shall submit them via email to Maureen.kleven@trinet.com for review/approval by the CEO, with a spreadsheet documenting the final expense reimbursement request for expenses incurred through the Separation Date. For each expense, the Executive shall provide the merchant’s name, expense type, expense amount, client, attendee(s), and relevant notes, and the Executive shall include all relevant receipts with the email. The final expense request shall be reviewed for accuracy and policy compliance and processed in accordance with TriNet’s regular practice. The Executive shall receive any reimbursement owed by check sent to his last known mailing address.

(b)   Benefits Upon Separation Date. The Executive shall receive the benefits prescribed under the TriNet Group, Inc. Amended and Restated Executive Severance Benefit Plan (the “Severance Plan”), subject to the terms and conditions of the Severance Plan. Nothing in the Severance Plan shall limit the obligations of the Executive toward the Company under this Agreement, including without limitation the Executive’s obligations with respect to return of Company property, confidential information and intellectual property.

3.         Employment Location. Except as set forth herein, until the Separation Date the Executive may continue to perform his duties as Executive Vice President and Chief Operating Officer from any location in the United States.

4.         No Additional Entitlements. The Executive understands and acknowledges that he will have no further entitlements, other than (a) as provided in Section 2(b) and otherwise under this Agreement and (b) accrued rights and entitlements that have vested as of the Separation Date under the Plans. The Executive hereby acknowledges that the Executive has no interest in or claim of right to reinstatement, reemployment or employment with the Company, and the Executive forever waives any interest in or claim of right to any future employment by the Company.

5.          Withholding. All payments required to be made by the Company hereunder to the Executive shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

6.         Section 409A Compliance. It is intended that any amounts payable under this Agreement and the Company’s and the Executive’s exercise of authority or discretion hereunder shall be exempt from or comply with the provisions of Internal Revenue Code Section 409A and the treasury regulations and guidance there under (“Section 409A”) whether pursuant to the short-term deferral exception under Treasury Regulation Section 1.409A- 1(b)(4), the involuntary separation pay play exception under Treasury Regulation Section 1.409A-1(b)(9)(iii), or otherwise, so as not to subject the Executive to the payment of interest and tax penalty which may be imposed under Section 409A. Notwithstanding anything contained herein to the contrary, if, at the Executive’s separation from service, (a) the Executive is a specified employee as defined in Section 409A and (b) any of the payments or benefits provided hereunder constitute deferred compensation under Section 409A, then, and only to the extent required by such provisions, the date of payment of such payments or benefits otherwise provided shall be delayed for a period of six months following the separation from service, and any amounts so delayed shall be paid during the seventh month following separation from service. Any reimbursement amounts payable under this Agreement shall be paid promptly after receipt of a properly documented request for reimbursement from the Executive, provided no amount shall be paid later than December 31 of the year following the year during which the reimbursable amounts were incurred by the Executive.

7.         Executive Protections; Defend Trade Secrets Act.

(a)    Nothing in this Agreement or otherwise limits the Executive’s ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the Securities and Exchange Commission (the “SEC”), or any other federal, state or local governmental agency or commission or self-regulatory organization (each such agency, commission or organization, a “Government Agency”) regarding possible legal violations, without disclosure to the Company. The Company may not retaliate against the Executive for any of these activities, and nothing in this Agreement requires the Executive to waive any monetary award or other relief that the Executive might become entitled to from the SEC or any other Government Agency.

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(b)   Pursuant to the Defend Trade Secrets Act of 2016, the Executive and the Company acknowledge and agree that the Executive shall not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition and without limiting the preceding sentence, if the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the trade secret to the Executive’s attorney and may use the trade secret information in the court proceeding, if the Executive (X) files any document containing the trade secret under seal and (Y) does not disclose the trade secret, except pursuant to court order.

8.          Execution of Agreement; Release of Claims. The payments and benefits to the Executive pursuant to this Agreement are contingent upon (a) the Executive executing and delivering to the Company this Agreement and a release of claims in the form attached to this Agreement as Appendix A (the “Release”), the latter to be executed and delivered on or within twenty-one (21) days after the Separation Date, but not sooner than December 31, 2022, and (b) the Executive not revoking the Release. The parties agree that the Executive’s execution and non-revocation of the Release under this Section 8 shall constitute execution and non-revocation of the Release referenced in Section 5(a) of the Severance Plan.

9.          Return of Property. Subject to Section 7(a) hereof, on or prior to the Separation Date, the Executive will return all of the Company’s property. Such property includes, but is not limited to, the original and any copies of any confidential information or trade secrets, keys, pass cards, building identity cards, mobile telephones, tablet devices, corporate credit cards, customer lists, files, brochures, documents or computer disks or printouts, equipment and any other item relating to the Company and its business, provided that it would not be a violation of this Section 9 for the Executive to retain copies of publicly-filed documents. Further, other than in the performance of the Executive’s duties and subject to Section 7(a) hereof, the Executive will not take, procure, or copy any property of the Company before, on, after or in anticipation of the Separation Date. For purposes of this Section 9, “Company” shall include the Company, its subsidiaries and affiliates.

10.       Cooperation. Subject to Section 7(a) hereof, in consideration for the promises and payments by the Company pursuant to this Agreement, at the request of the Company, the Executive agrees to timely and accurately respond to reasonable requests by the Company to the extent reasonably possible with respect to the transition of the Executive’s duties following the Separation date and other matters involving the Company about which the Executive has or may have personal knowledge (other than the Executive’s separation or any other claim the Executive may bring against the Company that is not released under the Releases), including any such matters which may arise after the Separation Date; provided that the Company shall reimburse the Executive for any out-of-pocket expenses reasonably related to such requests that are approved by the Company in advance; provided, further, that, if the incurrence of such expenses is necessary for the Executive to comply with the terms of this Section 10, the Executive shall not be required to comply with this Section 10 until such approval is granted. For purposes of this Section 10, “Company” shall include the Company, its subsidiaries and affiliates.

11.       Resignations. Effective as of the Separation Date, unless otherwise requested by the Company in writing, the Executive will, automatically and without further action on the part of the Executive or any other person or entity, resign from all offices, boards of directors (or similar governing bodies), committees of such boards of directors (or similar governing bodies) and committees of the Company, its subsidiaries and affiliates, other than the office of Vice President of the Company, from which office the Executive will automatically and without further action on the part of the Executive or any other person or entity, resign on the Separation Date. In addition, and without limiting the effectiveness of the resignations in the immediately preceding sentence, upon request of the Company, effective on the Separation Date, the Executive will execute and deliver to the Company a written resignation from his position as Executive Vice President and Chief Operating Officer of the Company. The Executive agrees that he shall execute any such further documents and instruments as may be reasonably necessary or appropriate to carry out the intent of this Section 11.

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12.       Non-Reliance. The Executive represents to the Company and the Company represents to the Executive that in executing this Agreement they do not rely and have not relied upon any representation or statement not set forth herein made by the other or by any of the other’s agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement, or otherwise. The Executive (a) has reviewed with his own advisors the tax and legal consequences of entering into and the payments under this Agreement, (b) is relying solely on such advisors and not on any statements or representations of the Company, its agents or advisors, and (c) understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of entering into and the payments under this Agreement, other than the Company’s liability with respect to any required tax withholdings thereon.

13.       Assignability. The rights and benefits under this Agreement are personal to the Executive and such rights and benefits shall not be subject to assignment, alienation or transfer, except to the extent such rights and benefits are lawfully available to the estate or beneficiaries of the Executive upon death. The Company may assign this Agreement to any parent, affiliate or subsidiary and shall require any entity which at any time becomes a successor whether by merger, purchase, or otherwise acquires all or substantially all of the assets, stock or business of the Company, to expressly assume this Agreement.

14.       Confidentiality, Intellectual Property, Non-Solicitation and Non-Disparagement. Subject to Section 7(a) hereof, the Company and the Executive acknowledge and agree that the provisions of the Proprietary Information Agreement, and all other Covenants shall continue to apply to the Executive prior to and after the Separation Date as if fully set forth in this Agreement. In addition, and in consideration of the compensation described in Section 2 hereof, and the Company’s commitments hereunder, the Company and the Executive also agree, subject to Section 7(a) hereof, as follows:

(a)    Non-Solicitation. The Executive acknowledges that the provisions of the Proprietary Information Agreement relating to non-solicitation of employees shall apply for a period of twelve months following the Separation Date.

(b)   Non-Disparagement. At all times on and after the Effective Date, the Executive will not disparage, place in a false or negative light or criticize, or make any false statements that may damage the reputation of, orally or in writing, the business, products, policies, decisions, directors, officers or employees of the Company to any person; provided, however, that (i) this provision shall not apply to any truthful statements as may be required by the Executive in the course of his duties; provided, further, that this provision shall not apply to any truthful statements made by the Executive to the Board (or a committee or subcommittee of the Board) if such statements are provided at the request of the Board (or a committee or subcommittee thereof) in the course of carrying out its duties and responsibilities and (ii) that the Executive may respond accurately and fully to any question, inquiry, or request for information when required by legal process or in response to a governmental inquiry.

(c)    Injunctive Relief. It is recognized and acknowledged by the Executive that a breach of the covenants contained in this Section 14 will cause irreparable damage to the Company, its subsidiaries and affiliates and their respective goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that in the event of a breach of any of the covenants contained in this Section 14, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief. The Executive agrees not to raise as a defense or objection to the request or granting of such relief that any breach of this Agreement is or would be compensable by an award of money damages, and the Executive agrees to waive any requirements for the securing or posting of any bond in connection with such remedy. For purposes of this Section 14, “Company” shall include the Company, its subsidiaries and affiliates.

This Agreement does not, in any way, restrict or impede the Executive from exercising protected rights, including those under the California Fair Employment and Housing Act (FEHA), the National Labor Relations Act (NLRA), or the federal securities laws, including the Dodd-Frank Act, to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency; provided that such compliance does not exceed that required by the law, regulation, or order. The Executive shall promptly provide written notice of any such order to the Company’s Chief Legal Officer at Samantha.Wellington@TriNet.com.

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15.       Entire Agreement. The Executive acknowledges and agrees that this Agreement, together with the Appendices hereto and the other documents, Company plans and Company policies referred to herein, including, without limitation the Proprietary Information Agreement, any equity agreements and all agreements thereunder or related thereto to which the Executive is a party, constitute the entire agreement and understanding between the parties and supersedes any prior agreements, written or oral, with respect to the subject matter hereof, including the termination of the Executive’s employment after the Effective Date and all amounts to which the Executive shall be entitled, other than as specifically provided in this Agreement. The Executive acknowledges and agrees that this Agreement supersedes the terms regarding the Executive’s termination of employment set forth in the Employment Agreement, including without limitation the severance benefits set forth therein.

16.       Severability/Reasonable Alteration. In the event that any part or provision of this Agreement shall be held to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable part or provision had not been included therein. Further, in the event that any part or provision hereof shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope or activity restriction that such court deems reasonable and enforceable, then the parties expressly authorize the court to modify such part or provision so that it may be enforced to the maximum extent permitted by law.

17.       No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Executive and the Company to express their mutual intent, and no rule of strict construction will be applied against the Executive or the Company.

18.       Insurance. The Company presently maintains general liability insurance on an occurrence basis which covers the professional activities of professionals of the Company. The Company will continue to provide such coverage for the past activities of the Executive to the same extent as such coverage is provided with respect to the past activities of other former professionals of the Company.

19.       Applicable Law, Venue and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles, rules or statutes of any jurisdiction. The parties irrevocably agree that all actions to enforce an arbitrator’s decision pursuant to Section 21 of this Agreement may be instituted and litigated in federal, state or local courts sitting in Santa Clara County, California and each of such parties hereby consents to the jurisdiction and venue of such court, waives any objection based on forum non conveniens and any right to a jury trial as set forth in Section 20 of this Agreement.

20.       Reserved.

21.       Arbitration. To provide a mechanism for rapid and economical dispute resolution, the Executive and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to this Agreement (including the Release) or its enforcement, performance, breach, or interpretation, or arising from or relating to the Executive’s employment with the Company or the termination of the Executive’s employment with the Company, will be resolved, to the fullest extent permitted by law, by final, binding, and confidential arbitration held in Santa Clara County, California and conducted by JAMS, Inc. (“JAMS”), under its then applicable JAMS Employment Arbitration Rules and Procedures. By agreeing to this arbitration procedure, both the Executive and the Company waive the right to resolve any such dispute through a trial by jury or judge or by administrative proceeding. The Executive will have the right to be represented by legal counsel at any arbitration proceeding at his expense. The arbitrator will: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be available under applicable law in a court proceeding; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The Company will bear all fees for the arbitration, except for any attorneys’ fees or costs associated with the Executive’s personal representation. The arbitrator, and not a court, will also be authorized to determine whether the provisions of this paragraph apply to a dispute, controversy or claim sought to be resolved in accordance with these arbitration procedures. Notwithstanding the provisions of this paragraph, the parties are not prohibited from seeking injunctive relief in a court of appropriate jurisdiction to prevent irreparable harm on any basis, pending the outcome of arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and the state courts of any competent jurisdiction.

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The parties agree that the arbitration shall be kept confidential. The existence of the arbitration, any non-public information provided in the arbitration, and any submissions, orders or awards made in the arbitration (together, the “Confidential Arbitration Information”) shall not be disclosed to any non-party except the tribunal, JAMS, the parties, their counsel, experts, witnesses, accountants and auditors, insurers and reinsurers, and any other person necessary to the conduct of the arbitration. Notwithstanding the foregoing, a party may disclose Confidential Arbitration Information to the extent that disclosure may be required to fulfill a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings. This confidentiality provision survives termination of the contract and of any arbitration brought pursuant to the contract.

22.       Severance Plan Claims. Notwithstanding the foregoing Sections 19, 20 and 21, any claim for benefits under the Severance Plan shall be administered under the terms of the Severance Plan.

23.       Counterparts and Facsimiles. This Agreement may be executed in several counterparts, each of which shall be deemed as an original, but all of which together shall constitute one and the same instrument. Signed copies of this Agreement may be delivered by .pdf, .jpeg or fax and will be accepted as an original.

24.        Expenses. Each of the Company and the Executive shall bear its/his own costs and expenses in connection with the negotiation and documentation of this Agreement.

25.       No Reliance Upon Other Statements. This Agreement is entered into without reliance upon any statement or representation of any party hereto or parties hereby released other than the statements and representations contained in writing in this Agreement.

26.       Amendment/Waiver. This Agreement may not be modified without the express written consent of the parties hereto. Any failure by any party to enforce any of its rights and privileges under this Agreement shall not be deemed to constitute waiver of any rights and privileges contained herein.

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27.       Notice. Any notice to be given hereunder shall be in writing and shall be deemed given when mailed by certified mail, return receipt requested, addressed as follows:

To the Executive at:

The most recent address provided by the Executive to the Company

To the Company at:

TriNet Group Inc. One Park Plaza 6th Floor Dublin, California 94568 Attn: Samantha Wellington, SVP & Chief Legal Officer

28.       Company Subsidiaries, Affiliates and Divisions. For purposes of this Agreement, references to “subsidiaries,” “affiliates” or “divisions” of the Company shall mean and include those entities or persons publicly identified by the Company as a subsidiary, affiliate or division of the Company and such other entities or persons actually known by the Executive to be a subsidiary, affiliate or division of the Company.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has duly executed this Separation Agreement as of the date and year first set forth above.

TRINET GROUP INC.

By:	/s/ Burton M. Goldfield
Its: President and Chief Executive Officer, Burton Goldfield

EXECUTIVE

By:	/s/ Olivier H. Kohler
Olivier H. Kohler

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APPENDIX A

RELEASE AGREEMENT

This Release Agreement (this “Agreement”) is entered into by Olivier H. Kohler (the “Executive”), on the one hand, and TriNet Group, Inc. (the “Company”), on the other hand (the Executive and the Company are referred to collectively as the “Parties”).

1.         Release. In consideration of the compensation payable to the Executive under the terms and conditions of the Separation Agreement dated December 31, 2022, by and between the Executive and the Company (the “Separation Agreement”), and for other good and valuable consideration, receipt of which is hereby acknowledged, the Executive, for the Executive and for the Executive’s heirs, executors, administrators, trustees and legal representatives, and their respective successors and assigns (collectively, the “Releasors”), hereby releases, remises, and acquits the Company and its subsidiaries and affiliates and all of their respective past, present and future parent entities, subsidiaries, divisions, affiliates and related business entities, any of their respective assets, employee benefit plans or funds, or past, present or future directors, officers, fiduciaries, agents, trustees, administrators, managers, supervisors, shareholders, investors, employees, legal representatives, agents or counsel, and their respective successors and assigns, whether acting on behalf of the Company or its subsidiaries or affiliates or, in their individual capacities (the “Released Party” or “Released Parties”), from any and all claims, known or unknown, which the Releasors have or may have against any Released Parties arising on or prior to the date that the Executive executes this Release, and any and all liability which any such Released Party may have to the Releasors, whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated, including but not limited to (a) any claim under the Age Discrimination in Employment Act of 1967 (including the Older Workers Benefit Protection Act) (the “ADEA”), the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964, the Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866, the Equal Pay Act, the Lilly Ledbetter Fair Pay Act, the Immigration Reform and Control Act of 1986, the Employee Retirement Income Security Act of 1974, (excluding claims for accrued, vested benefits under any employee benefit or pension plan of the Company, subject to the terms and conditions of such plan and applicable law), the Uniform Trade Secrets Act, the Sarbanes-Oxley Act of 2002, the Fair Labor Standards Act, the California Fair Employment and Housing Act, the Unruh Civil Rights Act, the California Family Rights Act, and the California Labor, Government, and Business and Professions Codes, all as amended; (b) any and all claims arising from or relating to, as applicable, the Executive’s service as an officer of the Company or any of its subsidiaries or affiliates and the termination or resignation of such officer positions, or the Executive’s employment with the Company or the termination of such employment; (c) all claims related to the Executive’s compensation or benefits from the Company or the Released Parties, including salary, bonuses, commissions, vacation pay, leave pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company or the Released Parties; (d) all claims for breach of contract, wrongful termination and breach of the implied covenant of good faith and fair dealing; (e) all tort claims, including claims for fraud, defamation, privacy rights, emotional distress, and discharge in violation of public policy and all other claims under common law; and (f) all federal, state and local statutory or constitutional claims, including claims for compensation, discrimination, harassment, whistleblower protection, retaliation, attorneys’ fees, costs, disbursements, or other claims (referred to collectively as the “Released Claims”).

The Executive expressly waives all rights afforded by Section 1542 of the Civil Code of the State of California, which states as follows: “A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor or released party.” The Executive understands the significance of the Executive’s release of unknown claims and waiver of statutory protection against a release of unknown claims. The Executive expressly assumes the risk of such unknown and unanticipated claims and agrees that this Release applies to all Released Claims, whether known, unknown or unanticipated.

Notwithstanding the foregoing, this Release does not release claims that cannot be released as a matter of law, including any right to file a civil action or complaint with, or otherwise notify, a state agency, other public prosecutor, law enforcement agency, or any court or other governmental entity alleging claims or a violation of rights under the California Fair Employment and Housing Act (“FEHA”), as well as any right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission (“EEOC”), the Department of Labor, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company. However, by executing this Release, the Executive hereby waives the right to monetary recovery from the Company, no matter how denominated, including, but not limited to, wages, back pay, front pay, compensatory damages or punitive damages, in any proceeding the Executive may bring before the EEOC or any state human rights commission or in any proceeding brought by the EEOC or any state human rights commission on the Executive’s behalf except to the extent that any right to such recovery arises under the FEHA.

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In addition, this Release shall not apply to (a) the Executive’s rights under any written agreement between the Executive and the Company that provides for indemnification, the Executive’s rights, if any, to be covered under any applicable insurance policy with respect to any liability the Executive incurred or might incur as an employee, officer or director of the Company, or the Executive’s rights, if any, to indemnification under the by-laws or articles of incorporation of the Company; (b) any right the Executive may have to obtain contribution as permitted by law in the event of entry of judgment against the Executive as a result of any act or failure to act for which the Executive, on the one hand, and Company or any other Released Party, on the other hand, are jointly liable; (c) the Executive’s right to enforce the Transition Agreement or (d) the Executive’s rights, if any, under any equity awards of the Company.

Notwithstanding the foregoing, the Executive understands the significance of the Executive’s release of unknown claims and waiver of statutory protection against a release of unknown claims. The Executive expressly assumes the risk of such unknown and unanticipated claims and agrees that this Release applies to all Released Claims, whether known, unknown or unanticipated, except as otherwise expressly set forth herein.

2.         ADEA Waiver. The Executive acknowledges that the Executive is knowingly and voluntarily waiving and releasing any rights the Executive may have under the ADEA, as amended. The Executive also acknowledges that the consideration given for the waiver and release herein is in addition to anything of value to which the Executive was already entitled. The Executive further acknowledges that the Executive has been advised by this writing, as required by the ADEA, that: (a) the Executive’s waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) the Executive has been advised hereby that the Executive has the right to consult with an attorney prior to executing this Agreement; (c) the Executive has up to twenty-one (21) days from the date of this Agreement to execute it (although he may choose to voluntarily execute this Agreement earlier); (d) the Executive has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Agreement is executed by the Executive, provided that the Company has also executed this Agreement by that date (“Effective Date”); and (f) this Agreement does not affect the Executive’s ability to test the knowing and voluntary nature of this Agreement.

3.         No Actions or Claims. Subject to Section 7(a) of the Separation Agreement, the Executive represents that the Executive has not filed any charges, complaints, grievances, arbitrations, lawsuits, or claims against the Company, with any local, state or federal agency, union or court from the beginning of time to the date of execution of this Agreement and that the Executive will not do so at any time hereafter, based upon events occurring prior to the date of execution of this Agreement. In the event any agency, union, or court ever assumes jurisdiction of any lawsuit, claim, charge, grievance, arbitration, or complaint, or purports to bring any legal proceeding on behalf of the Executive, the Executive will ask any such agency, union, or court to withdraw from and/or dismiss any such action, grievance, or arbitration, with prejudice.

4.         Acknowledgements and Representations. The Executive acknowledges and represents that the Executive has not suffered any discrimination or harassment by any of the Released Parties on account of the Executive’s race, gender, national origin, religion, marital or registered domestic partner status, sexual orientation, age, disability, medical condition or any other characteristic protected by law. The Executive acknowledges and represents that he has not been denied any leave, benefits or rights to which the Executive may have been entitled under the FMLA or any other federal or state law, and that the Executive has not suffered any job-related wrongs or injuries for which the Executive might still be entitled to compensation or relief.

5.	Reserved.

6.	Miscellaneous.

a.              Assigns. The terms of this Agreement are binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.

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b.             Governing Law. This Agreement is, and disputes arising under it are, governed by the laws of the State of California without regard to the principles of conflicts of law that would apply the laws of another jurisdiction.

c.              Severability. Each provision in this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision is ineffective to the extent of such prohibition or invalidity, without prohibiting or invalidating the remainder of such provision or the remainder of this Agreement.

d.             Entire Agreement; Each Party the Drafter. This Agreement constitutes the entire agreement and complete understanding of the Parties with regard to the matters set forth herein and, except as otherwise set forth in this Agreement, supersedes any and all prior or contemporaneous agreements, understandings, and discussions, whether written or oral, between the parties with regard to such matters. No other promises or agreements are binding unless in writing and signed by each of the parties after the date hereof. Should any provision of this Agreement require interpretation or construction, the entity interpreting or construing this Agreement should not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

e.             Counterparts. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original. Any executed counterpart returned by facsimile or electronic transmission shall be deemed an original executed counterpart.

7.         Notices; Payments. All notices or communications hereunder shall be in writing, and shall be addressed as follows (or to such other address as either Party may have furnished to the other in writing by like notice): (a) To the Company: TriNet Group, Inc., One Park Place, Dublin, CA 94568, Attn: Chief Legal Officer, (b) To the Executive at the Executive’s home address in the Company’s records. All such notices or communications shall be conclusively deemed to be delivered (i) if sent by hand delivery or by email (to the Company as set forth above), upon receipt,

(ii) if sent by overnight courier, one business day after being sent by overnight courier, or (iii) if sent by registered or certified mail, postage prepaid, return receipt requested, on the fifth day after the day on which such notice or correspondence is mailed.

8.         Dispute Resolution. To provide a mechanism for rapid and economical dispute resolution, the Executive and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to this Agreement (including the Release) or its enforcement, performance, breach, or interpretation, or arising from or relating to the Executive’s employment with the Company or the termination of the Executive’s employment with the Company, will be resolved, to the fullest extent permitted by law, by final, binding, and confidential arbitration held in Santa Clara County, California and conducted by JAMS, Inc. (“JAMS”), under its then applicable JAMS Employment Arbitration Rules and Procedures. By agreeing to this arbitration procedure, both the Executive and the Company waive the right to resolve any such dispute through a trial by jury or judge or by administrative proceeding. The Executive will have the right to be represented by legal counsel at any arbitration proceeding at his expense. The arbitrator will: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be available under applicable law in a court proceeding; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The Company will bear all fees for the arbitration, except for any attorneys’ fees or costs associated with the Executive’s personal representation. The arbitrator, and not a court, will also be authorized to determine whether the provisions of this paragraph apply to a dispute, controversy or claim sought to be resolved in accordance with these arbitration procedures. Notwithstanding the provisions of this paragraph, the parties are not prohibited from seeking injunctive relief in a court of appropriate jurisdiction to prevent irreparable harm on any basis, pending the outcome of arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and the state courts of any competent jurisdiction.

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The parties agree that the arbitration shall be kept confidential. The existence of the arbitration, any non-public information provided in the arbitration, and any submissions, orders or awards made in the arbitration (together, the “Confidential Arbitration Information”) shall not be disclosed to any non-party except the tribunal, JAMS, the parties, their counsel, experts, witnesses, accountants and auditors, insurers and reinsurers, and any other person necessary to the conduct of the arbitration. Notwithstanding the foregoing, a party may disclose Confidential Arbitration Information to the extent that disclosure may be required to fulfill a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings. This confidentiality provision survives termination of the contract and of any arbitration brought pursuant to the contract.

[Signature Page Follows]

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TRINET GROUP, INC.

Date:
By Its:

EXECUTIVE

Date:
By Its:

Appendix A – Release Agreement
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